Exhibit 10.7

INDEMNIFICATION LETTER OF ENVIRONMENTAL POWER CORPORATION

November 9, 2006

Ziegler Capital Markets Group

One South Wacker Drive, Suite 3080

Chicago, Illinois 60606

Re:	$60,000,000 Gulf Coast Industrial Development Authority Environmental
Facilities Revenue Bonds (Microgy Holdings Project) Series 2006

Ladies and Gentlemen:

Pursuant to the Bond Purchase Agreement dated as of November 7, 2006 between the Gulf Coast Industrial Development Authority and you (the “Bond Purchase Agreement”), Environmental Power Corporation (the “Company”) makes the representations contained in Section 1 and agrees to the provisions contained in Section 2 below. Capitalized terms used and not defined shall have the meanings given to such terms in the Bond Purchase Agreement.

1. Disclosure.

As of their respective dates and at all times subsequent thereto up to and including the Closing, the information in the Preliminary Limited Offering Memorandum and the Final Limited Offering Memorandum relating to the Company and Microgy, Inc. was, is and will be true and correct in all material respects, and the Preliminary Limited Offering Memorandum and the Final Limited Offering Memorandum did not, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements described above, in the light of the circumstances under which they were made, not misleading.

2. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless the Underwriter and each of its officers, directors, employees and agents against any losses, claims, damages or liabilities to which any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an allegation or determination that registration of a security under the Securities Act should have been made in connection with the offering of the Bonds or an indenture should have been qualified under the Trust Indenture Act; or (ii) an untrue statement or alleged untrue statement of a material fact in the Limited Offering Memorandum, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading under the circumstances under which they were made, and will reimburse any indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the Underwriter or any officer, director, employee or agent of the Underwriter to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Limited Offering Memorandum under the caption “UNDERWRITING.”

(b) Promptly after receipt by an indemnified party under subsection (a) above of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or commencement of the action; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under such subsection except to the extent that any rights, remedies or defenses available to the indemnifying party are prejudiced thereby. In case any such claim or action shall be brought against an indemnified party and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (such consent not to be unreasonably withheld), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the indemnifying party or if there is a final judgment for the plaintiff in any such action, the indemnifying party will indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnity agreement in this letter shall survive delivery of the Bonds and shall survive any investigation made by or on behalf of the Issuer, the Underwriter or the Company.

(c) If the indemnification provided for in this letter is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company’s indirect subsidiary, Microgy Holdings, LLC, on the one hand and the Underwriter on the other from the offering of the Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (b) above, then the indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company’s indirect subsidiary, Microgy Holdings, LLC, bear to the total underwriting discount and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or its affiliates or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to above in this subsection (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total public offering price of the Bonds exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution with respect to damages arising out of such misrepresentation from any person who was not guilty of such fraudulent misrepresentation.

(d) The provisions of this letter shall be governed by, construed, interpreted and the rights of the parties determined in accordance with the laws, including equitable principles but without regard to principles of conflict of laws, of the State of New York. The Company agrees that all actions and proceedings arising out of this letter shall be brought in the United States District Court in the County of New York, consents to the jurisdiction of such courts and irrevocably waives to the fullest extent permitted by law any claim that any such proceeding has been brought in an inconvenient forum.

3. Consent.

The Company consents to the inclusion of all references to the Company and Microgy, Inc. in the Preliminary Limited Offering Memorandum and the Final Limited Offering Memorandum.

Very truly yours,

ENVIRONMENTAL POWER CORPORATION

By:	/s/ John F. O’Neill
Name:	John F. O’Neill